UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 27, 2018

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Principal Accounting Officer

On November 27, 2018, Sarah J. Earls, the Senior Vice President, Controller, and principal accounting officer of Lakeland Financial Corporation (the "Company"), notified the Company of her intention to resign, effective as of January 25, 2019, to pursue an external opportunity.

Appointment of Principal Accounting Officer

On November 27, 2018, the Company appointed Lisa M. O'Neill, the Company's Chief Financial Officer, as principal accounting officer, effective as of the date of Ms. Earls' resignation.  Ms. O'Neill will continue to serve as the Company's principal financial officer. Ms. O'Neill, age 51, has served as Executive Vice President and Chief Financial Officer the Company and Lake City Bank since April 2014. Prior to that, Ms. O'Neill served as Chief Financial Officer of Bank First National Corporation located in Manitowoc, Wisconsin from 2007-2014. From 1999-2006, Ms. O'Neill was the Controller of Private Bancorp, Inc. Prior to 1999, Ms. O'Neill was with Arthur Andersen in its financial institutions group audit practice since 1989.

No new compensatory arrangements were entered into with Ms. O'Neill in connection with her appointment as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: December 3, 2018	By: /s/ Lisa M. O'Neill
Lisa M. O'Neill
Executive Vice President and Chief Financial Officer